Warrant No. 98 SJS-


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                            PEASE OIL AND GAS COMPANY

              Warrant to Purchase __________ Shares of Common Stock
                   (subject to adjustment as set forth herein)

                         Exercise Price $1.75 Per Share
                   (subject to adjustment as set forth herein)

             VOID AFTER 5:00 P.M., GRAND JUNCTION, COLORADO TIME, ON
                               DECEMBER 31, 2002.

     THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the "Act") OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION FILED IN ACCORDANCE WITH THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

     Pease Oil and Gas Company,  751 Horizon Court,  Suite 203, Grand  Junction,
Colorado 81506 (the "Company"), hereby certifies that, for value received, ______________________, (the "Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time on or after the Exercise Date (as defined below) and before 5:00 p.m., Grand Junction, Colorado time, on December 31, 2002, up to __________ shares of the Company's Common Stock ("Shares") at a purchase price of $1.75 per Share (the "Exercise Price").

     The number of Shares purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any Warrants issued in substitution for or replacement of this Warrant, or any Warrants into which this Warrant may be divided or exchanged.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Placement Agreement, dated as of December 1, 1997 (the "Placement Agreement"), duly executed by the Company and San Jacinto Securities, Inc., which Placement Agreement is hereby incorporated by reference in and made a part of this instrument.

     This Warrant may be assigned, transferred, sold, offered for sale, or exercised by the Holder only upon compliance with all the pertinent provisions hereof.

     1. Exercise of Warrant.

     (a) Subject to the other terms and conditions of this Warrant, the purchase rights evidenced by this Warrant may be exercised in whole or in part at any time, and from time to time, on or after the first day, if ever, the current

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                                                          Warrant No. 98 SJS-

market value (as determined in Section 9 hereof) of a share of the Company's Common Stock has averaged at least $1.75 for twenty (20) consecutive business days (the "Exercise Date") and on or before 5:00 p.m., Grand Junction, Colorado time, on December 31, 2002, by the Holder's presentation and surrender of this Warrant to the Company at its principal office or at the office of the Company's stock transfer agent, if any, accompanied by a duly executed Notice of Exercise, in the form attached to and by this reference incorporated in this Warrant as Exhibit A, and by payment of the aggregate Exercise Price, in certified funds or a bank cashier's check, for the number of Shares specified in the Notice of Exercise. In the event this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Holder a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

     (b) Upon receipt of this Warrant by the Company as described in  subsection
(a) above, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Shares may not have been prepared or actually delivered to the Holder.

     2. Exchange, Assignment or Loss of Warrant.

     (a) All sales, transfers, assignment or hypothecations of this Warrant must be in compliance with Section 8 hereof. Any assignment or transfer of this Warrant shall be made by the presentation and surrender of this Warrant to the Company at its principal office or the office of its stock transfer agent, if any, accompanied by a duly executed Assignment form, in the form attached to and by this reference incorporated in this Warrant as Exhibit B. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, containing the same terms and conditions as this Warrant, in the name of the new Holder or Holders as named in the Assignment Form, and this Warrant shall at that time be canceled.

     (b) This Warrant, alone or with other Warrants containing substantially the same terms and conditions and owned by the same Holder, is exchangeable at the option of the Holder but at the Company's sole expense, at any time prior to its expiration either by its terms or by its exercise in full upon presentation and surrender to the Company at its principal office or at the office of its stock transfer agent, if any, for another Warrant or other Warrants, of different denominations but containing the same terms and conditions as this Warrant, entitling the Holder to purchase the same aggregate number of Shares that were purchasable pursuant to the Warrant or Warrants presented and surrendered. At the time of presentation and surrender by the Holder to the Company, the Holder also shall deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are issued to the Holder.

     (c) The Company will execute and deliver to the Holder a new Warrant containing the same terms and conditions as this Warrant upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, provided that (i) in the case of loss, theft, or destruction, the Company receives from the Holder a reasonably satisfactory indemnification and bond, and (ii) in the case of mutilation, the Holder presents and surrenders this Warrant to the Company for cancellation. Any

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                                                           Warrant No. 98 SJS-

new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company regardless of whether the Warrant that was lost, stolen, destroyed, or mutilated shall be enforceable by anyone at any time.

     3. Adjustments of Exercise Price and Shares Purchasable. The Exercise Price and the number of Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section.

     (a) If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. Conversely, if the Company combines its outstanding shares of Common Stock into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionally increased. In case of a subdivision or combination, the adjustment of the Exercise Price shall be made as of the effective date of the applicable event. A distribution on shares of Common Stock of a number of shares of Common Stock equal to 25% or more of the shares of Common Stock outstanding on the record date for the determination of shareholders entitled to receive the same shall be considered a subdivision of shares of Common Stock for the purposes of this subsection (a) of this Section, except that the adjustment will be made as of the record date for such distribution.

     (b) In case of any capital reclassification or any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary after which the Company is the continuing corporation and which does not result in any change of outstanding shares of Common Stock) or any sale, lease or conveyance to another corporation of the assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of securities and/or other property receivable upon such reclassification, consolidation, merger, sale, lease or conveyance as if such Holder had exercised this Warrant in full immediately prior to such reclassification, consolidation, merger, sale, lease or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Agreement, including this Section. If, as a result of an adjustment made pursuant to this subsection (b), the holder of this Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company or any other corporation or entity, the board of directors (or other governing body if there be no board of directors) thereof (whose determination shall be conclusive and shall be described in a statement sent to the Holder) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock. In the event of any subsequent adjustments to the Exercise Price pursuant to this Section, such adjustments shall be made separately to the portion of the Exercise Price so allocated to each of such classes of capital stock. The foregoing provisions of this subsection (b) similarly apply to successive reclassifications, consolidations, mergers, sales, leases or conveyances.

     (c) Whenever any adjustment of an Exercise Price becomes effective pursuant to the terms of this Section, the number of Shares purchasable upon the exercise of this Warrant shall be simultaneously adjusted to the number determined by dividing (i) the product of the number of Shares purchasable upon the exercise of this Warrant prior to such adjustment multiplied by the applicable Exercise Price in effect prior to such adjustment by (ii) the applicable Exercise Price in effect after such adjustment.

                                                          Warrant No. 98 SJS-


     (d) In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the actual occurrence of such event (i) issuing to the Holder after such record date and before the occurrence of such event the additional Shares issuable upon any exercise of this Warrant by reason of the adjustment required by such event over and above the Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Holder any amount of cash in lieu of a fractional Share, provided the Company shall deliver to such holder a due bill or other appropriate instrument evidencing the right of such Holder to receive such additional Shares or such cash upon the occurrence of the event requiring such adjustment.

         (e) Subject to the provisions of subsection (d) of this Section, the form of Warrant need not be changed because of any adjustment in the Exercise Price, the number of Shares purchasable upon the exercise of this Warrant and Warrants issued after any such adjustment may state the same Exercise Price, the same number of Warrants and the same number of Shares purchasable upon exercise of this Warrant as are stated in this Warrant as if such adjustment had not occurred. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that it may deem appropriate and that does not affect the substance thereof, and any Warrant may be in the form as so changed.

     4. Notice to Holders. If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

          (i) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

          (ii) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

          (iii) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any signification portion of the assets of the Company; or

          (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (v) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

          (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

                                                          Warrant No. 98 SJS-


          (ii) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

          (iii) if any matters referred to in the foregoing clauses (i) and (ii) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

     5. Officer's Certificate. Whenever the Exercise Price or the aggregate number of Shares purchasable pursuant to this Warrant shall be adjusted as required by the provisions of Section 3 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for an calculation of such adjustment in accordance with the provisions of this Warrant. Each such officers' certificate shall be made available to the Holder or Holders of this Warrant for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of this Warrant. The officers' certificate described in this
Section 5 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder of this Warrant delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holder or Holders of this Warrant. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of Section 15 below. Failure to prepare or provide the officers' certificate shall not modify the parties' rights hereunder.

     6. Reservation of Shares. The Company hereby agrees that at all times prior to the expiration or exercise of this Warrant in full, it will have authorized and will reserve and keep available for issuance and delivery to the Holder that number of shares of its Common Stock that may be required from time to time for issuance and delivery upon the exercise of the then unexercised portion of this Warrant and all other similar Warrants then outstanding and unexercised.

     7. Registration Under the Securities Act of 1933.

     (a) The Company will register for resale the Shares in the first registration statement filed after April 1, 1998, by the Company with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Company agrees to use its best efforts to cause this registration to become effective as promptly as practicable.

                                                          Warrant No. 98 SJS-

     The Company shall comply with the requirements of this subsection (a) and the related requirements of subsection (d) at its own expense. That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Company, and miscellaneous expenses directly related to the registration statement and the offering.
However, this expense shall not include the portion of any underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the offer and sale of the Shares, all of which expenses shall be borne by the Holder or Holders of this Warrant and the holders of the Shares registered or qualified.

     (b) The Company shall include in the registration statement or qualification, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the Shares.

     (c) As to each registration statement, the Company's obligations contained in this Section 7 shall be conditioned upon a timely receipt by the Company in writing of the following:

          (i) Information as to the terms of the contemplated public offering furnished by and on behalf of each Holder or shareholder intending to make a public distribution of Shares; and

          (ii) Such other information as the Company may reasonably require from such Holders or shareholders, or any underwriter for any of them, for inclusion in the registration statement.

     (d) The Company also shall do the following:

          (i) Supply to the Holder or Holders a reasonable number of copies of the preliminary, final or other prospectus or offering circular, all prepared in conformity with the requirements of the Act and the rules and regulations promulgated thereunder, and such other documents as the Holder or Holders shall reasonably request;

          (ii) Cooperate with respect to (A) all necessary or advisable actions relating to the preparation and the filing of the registration statement and all amendments thereto, arising form the provisions of this Section 7,
     (B) all reasonable efforts to establish an exemption from the provisions of the Act or any other federal or state securities statutes, (C) all necessary or advisable actions to register or qualify the public offering at issue pursuant to federal securities statutes and the state "blue sky" securities statutes of each jurisdiction (up to a maximum of 2 jurisdictions) that the Holder or Holders shall reasonably request, and (D) all other necessary or advisable actions to enable the Holder or holders of the Warrant and Shares to complete the contemplated disposition of their Shares in each reasonably requested jurisdiction;

          (iii) Keep all registration statements or offering statements to which this Section 7 applies, and all amendments thereto, effective under the Act for a period of at least nine months after their initial effective date and cooperate with respect to all necessary or advisable action to permit the completion of the public sale or other disposition of the securities subject to a registration statement or offering statement; and

                                                           Warrant No. 98 SJS-


          (iv) Indemnify and hold harmless each Holder, each holder of Shares, and each underwriter within the meaning of the Act for each such Holder or shareholder, from and against all losses, claims, damages, and liabilities, including, but not limited to, any and all expenses reasonably incurred in investigating, preparing, defending or settling any claim, arising from or relating to (A) any untrue or alleged untrue statement of a material fact contained in this Section 7 applies, or (B) any omission or alleged omission to state a material fact necessary to make the statements contained in a registration statement or offering statement to which this
     Section 7 applies not misleading; provided, however, that the indemnification continued in this provision (iv) shall not apply if the untrue statement or omission, or alleged untrue statement or omission, was the result of information furnished in writing to the Company by the Holder, shareholder or underwriter seeking indemnification expressly for use in the registration statement or offering statement at issue. To the extent that the indemnification contained in this provision applies, the Company also shall indemnify and hold harmless each officer, director, employee, controlling person or agent of an indemnified Holder, shareholder or underwriter.

     (e) The Company's obligations described in this Section 7 shall continue in full force and effect regardless of the exercise, surrender, cancellation or expiration of this Warrant.

     8. Transfer to Comply With the Securities Act of 1933.

     (a) This Warrant, the Shares, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred in whole or in part, except in compliance with the Securities Act of 1933, as amended ("the Act"), and except in compliance with all applicable state securities statutes.

     (b) The Company may cause the following legend, or its equivalent, to be set forth on each certificate representing the Shares, or any other security issued or issuable upon exercise of this Warrant, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public pursuant to Section 7 above:

     "The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the 'Act') and are 'restricted securities' as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

     9. Fractional Shares. No fractional Shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a Share called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the current market value of that Share. The current market value shall be determined as follows:

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

                                                           Warrant No. 98 SJS-

          (i) If the Shares are listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or listed on the National Association of Securities Dealers, Inc. National Market System, the current value shall be the last reported sale price of the Shares on such exchange or system on the last business day prior to the date of the applicable exercise of this Warrant or, if no such sale is made on such day, the average of the highest closing bid and lowest asking price for such day on such exchange or system; or

          (ii) If the Shares are not so listed or admitted to unlisted trading privileges, the current market value shall be determined by the average of the last reported highest bid and lowest asked prices quoted on the National Association of Securities Dealers, Inc., Automated Quotations System or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day of the applicable exercise of this Warrant; or

          (iii) If the Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not reported, the current market value shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company, subject to the objection and arbitration procedure as described in Section 5 above.

     10. Rights of the Holder. The Holder shall not be entitled to any rights as a shareholder in the Company by reason of this Warrant, either at law or equity, except as specifically provided by herein. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company.

     11. Charges Due Upon Exercise. The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Warrant or the issue or delivery of Shares upon the exercise of this Warrant.

     12. Shares to be Fully Paid. The Company covenants that all Shares that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant will, upon such delivery, be validly and duly issued, fully paid and nonassessable.

     13. Notices. All notices, certificates, requests, or other similar items provided for in this Warrant shall be in writing and shall be personally delivered or deposited in the United States mail, postage prepaid, addressed to the respective party as indicated in the portions of this Warrant preceding
Section 1. All notices shall be deemed to be delivered upon personal delivery or upon the expiration of 3 business days following deposit in the United States mail, postage prepaid. The addresses of the parties may be changed, and addresses of other Holders and holders of Shares may be specified, by written notice delivered pursuant to this Section 13. The Company's principal office shall be deemed to be the address provided pursuant to this Section for the delivery of notices to the Company.

     14. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the state of Colorado, and courts located in Colorado shall have exclusive jurisdiction over all disputes arising hereunder.

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                                                          Warrant No. 98 SJS-

     15. Arbitration. The Company and the Holder, and by receipt of this Warrant or any Shares, all subsequent Holders or holders of Shares, agree to submit all controversies, claims, disputes and matters of difference with respect to this Warrant, including, without limitation, the application of this Section 15 to arbitration in Grand Junction, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Colorado courts of general jurisdiction or any other provisions of Colorado law then in force, those Colorado rules and provisions shall govern. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Colorado. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

     16. Miscellaneous Provisions.

     (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Shares.

     (b) If the Company fails to perform any of its obligations hereunder, it shall be liable to the holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorneys' fees and disbursements.

     (c) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought.

     (d) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

     (e) The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

                                                          Warrant No. 98 SJS-

     (f) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

Date: April 1, 1998

PEASE OIL AND GAS COMPANY                    WARRANT HOLDER



By ---------------------------------         -----------------------------------
   Willard H. Pease, Jr., President

ATTEST:


------------------------------------
Patrick J. Duncan, Secretary

                                                           Warrant No. 98 SJS-

                                    EXHIBIT A
                               NOTICE OF EXERCISE

(To be executed by a Holder desiring to exercise the right to purchase Shares pursuant to a Warrant.)

The undersigned Holder of a Warrant hereby:

     (a) Irrevocably elects to exercise the Warrant to the extent of purchasing Shares;
-------------
     (b) Makes payment in full of the aggregate Exercise Price for those Shares in the amount of $------------------ by the delivery of certified funds or a bank cashier's check in the amount of $--------------------;

     (c) Requests that a certificate for such Shares be issued in the name of the undersigned, or, if the name or address of some other person is specified below, in the name of such other person:

                           --------------------------------------------

                           --------------------------------------------

                           --------------------------------------------
                             (Name and  address  of person  other than
                              the undersigned in whose name Shares are
                              to be registered.

     (d) Requests, if the number of Shares purchased are not all the Shares purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.

Dated:
      ------------------------------   ----------------------------------------
                                       Signature
                                       (This signature must conform in all
                                       respects to the Name of the Holder
                                       as specified on the face of the Warrant.)

------------------------------------   ----------------------------------------
Social Security Number                 Printed Name
or Employer ID Number
                                       Address:
                                                -------------------------------

                                       ----------------------------------------

                                                          Warrant No. 98 SJS-

                                    EXHIBIT B
                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED,  the  undersigned,                                    ,
hereby sells, assigns and transfers unto:  ------------------------------------

Name: -------------------------------------------------
         (Please type or print in block letters)

Address:
         ----------------------------------------------

         ----------------------------------------------

the right to purchase ____________________ Shares of Pease Oil and Gas Company (the "Company") pursuant to the terms and conditions of the Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and
(ii) if there are rights to purchase Shares remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant evidencing the right to purchase the number of Shares remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Shares purchasable, the new Warrant to be issued and delivered by the Company is to contain the same terms and conditions as the undersigned's Warrant. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints ____________________________ as the undersigned's attorney-in-fact to transfer the Warrant and the rights thereunder on the books of the Company with full power of substitution for these purposes.

Dated:
      ------------------------------   ----------------------------------------
                                       Signature
                                       (This signature must conform in all
                                       respects to the Name of the Holder
                                       as specified on the face of the Warrant.)

------------------------------------   ----------------------------------------
Social Security Number                 Printed Name
or Employer ID Number
                                       Address:
                                                -------------------------------

                                       ----------------------------------------